UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2016

GENPACT LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	001-33626	98-0533350
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon's Court, 22 Victoria Street

Hamilton HM 12, Bermuda

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (441) 295-2244

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 3, 2016, Genpact Limited, a Bermuda company (“Genpact” or the “Company”), held its 2016 annual general meeting of shareholders (the “Annual Meeting”) at Devonshire House, 1 Mayfair Place, London W1J 8AJ United Kingdom, at 10:00 a.m. local time.  At the Annual Meeting, Genpact shareholders voted on three proposals.  The full results of the votes are set forth below. Each proposal is described in detail in Genpact’s previously filed Proxy Statement related to the Annual Meeting.

Proposal 1

Genpact shareholders elected each of the nominees to the Board as set forth below:

Director	Number of Shares For	Number of Shares Against	Number of Shares Abstaining	Broker Non-Votes
N.V. Tyagarajan	183,987,605	2,199,007	609,465	5,219,362
Robert Scott	185,659,772	526,454	609,851	5,219,362
Amit Chandra	158,037,818	28,141,872	616,387	5,219,362
Laura Conigliaro	185,745,381	443,698	606,998	5,219,362
David Humphrey	183,911,970	2,275,124	608,983	5,219,362
James Madden	183,255,014	2,932,180	608,883	5,219,362
Alex Mandl	185,741,090	446,104	608,883	5,219,362
CeCelia Morken	185,738,844	450,330	606,903	5,219,362
Mark Nunnelly	181,654,769	4,532,422	608,886	5,219,362
Hanspeter Spek	184,887,910	1,299,184	608,983	5,219,362
Mark Verdi	159,301,429	26,885,665	608,983	5,219,362

Proposal 2

Genpact shareholders have ratified the appointment of KPMG as the company’s independent registered public accounting firm for the 2016 fiscal year as set forth below:

Votes cast in favor	190,475,101
Votes cast against	941,521
Votes abstaining	598,817

Proposal 3

Genpact shareholders voted to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as set forth below:

Votes cast in favor	184,216,445
Votes cast against	1,962,227
Votes abstaining	617,405
Broker non-votes	5,219,362

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENPACT LIMITED

Date: May 6, 2016	By:	/s/ Heather D. White
	Name:	Heather D. White
	Title:	Senior Vice President